Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

PLURALSIGHT, INC.

at

$22.50 Net Per Share of Class A Common Stock

$0.0001 Net Per Share of Class B Common Stock

$0.0001 Net Per Share of Class C Common Stock

Pursuant to the Offer to Purchase dated March 9, 2021

by

Lake Merger Sub I, Inc.

a wholly owned subsidiary of

Lake Holdings, LP,

an affiliate of

VISTA EQUITY PARTNERS FUND VII, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., NEW YORK CITY TIME, ON APRIL 5, 2021, UNLESS

THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing (a) shares of Class A common stock, par value $0.0001 per share (the “Company Common Stock”), (b) shares of Class B common stock, par value $0.0001 per share (the “Company Class B Stock”), or (c) shares of Class C common stock, par value $0.0001 per share (the “Company Class C Stock” and together with the Company Common Stock and Company Class B Stock, the “Shares”) of Pluralsight, Inc., a Delaware corporation (“Pluralsight”), are not immediately available, (ii) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Co., LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Co., LLC

If delivering by hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Co., LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Lake Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Lake Holdings, LP, a Delaware limited partnership, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 9, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of (a) Class A common stock, par value $0.0001 per share (the “Company Common Stock”), (b) Class B common stock, par value $0.0001 per share (the “Company Class B Stock”), or (c) Class C common stock, par value $0.0001 per share (the “Company Class C Stock” and together with the Company Common Stock and Company Class B Stock, the “Shares”) of Pluralsight, Inc., a Delaware corporation (“Pluralsight”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number and Class of Shares and Certificate No(s)
(if available)

☐ Check here if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated: , 2021

Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip Code)

Area Code and Tel. No
(Daytime telephone number)

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) NASDAQ trading days after the date hereof.

Name of Firm:
(Authorized Signature)

Address:		Name:
(Please type or print)

Title:
(Zip Code)
Area Code and Tel. No.:		Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.